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                                                                    Exhibit 10.6



DIMAC DIRECT-Registered Trademark
A DIMAC Company
One Corporate Woods Drive
Bridgeton, Missouri 63044-3838
Telephone 314-344-8000
Fax 314-344-8099






December 18, 1997


PERSONAL AND CONFIDENTIAL
-------------------------

Mr. Michael Speichinger
11149 Clarissa Drive
St. Louis, MO 63141

Dear Mike:

     This letter will confirm your continuing employment with DIMAC through December 31, 1998.

     Your base salary, effective January 1, 1998 shall be $90,000, and your guaranteed minimum bonus for calendar year 1998 shall be $30,000.

     In the event you are terminated within twelve months of a change of control in the ownership of DIMAC, other than for just cause (in which event you will receive base salary only, through the date of termination), you shall be entitled to an amount equal to the sum of (i) one year's base salary, plus (ii) your pro-rata bonus for the calendar year (such bonus amount in 1998 being no less than the guaranteed minimum bonus) payable within 15 days of termination. "Just Cause" for purposes of this letter shall be defined as moral turpitude, commission of a felony, or other serous crime, or inability or failure to perform your duties as an employee of DIMAC.


                                       Very truly yours,

                                       DIMAC DIRECT Inc.



                                       By:/s/Paul V. Carlucci
                                          ------------------------
                                          Paul V. Carlucci

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cc:  Gene M. Henderson, President & CEO
     DIMAC Marketing Corporation

Boston   -   St. Louis   -   San Francisco






















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